UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2022

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 2, 2022, U.S. Oil & Refining Co. (“USOR”), an indirect wholly-owned subsidiary of Par Pacific Holdings, Inc. (the “Company”), entered into that certain Twenty Seventh Amendment (the “Twenty Seventh Amendment”) to First Lien ISDA 2002 Master Agreement (as previously amended, modified, supplemented, renewed and/or restated, the “First Lien ISDA Master Agreement”) with Merrill Lynch Commodities, Inc. (“MLC”). The Twenty Seventh Amendment extends the term expiry date from March 31, 2023 to March 31, 2024 and revises certain covenants and requirements in the First Lien ISDA Master Agreement. In connection with the execution and delivery of the Twenty Seventh Amendment, USOR and MLC entered into a fee letter agreement, which modifies certain fees payable by USOR under the First Lien ISDA Master Agreement.

The foregoing description of the Twenty Seventh Amendment is qualified in its entirety by reference to the Twenty Seventh Amendment filed as Exhibit 10.1 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Twenty Seventh Amendment to First Lien ISDA 2002 Master Agreement entered into as of November 2, 2022 by and between U.S. Oil & Refining Co. and Merrill Lynch Commodities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated:	November 7, 2022	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President, General Counsel, and Secretary

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